EXHIBIT 32.1

Certification of
Chief Executive Officer & Chief Financial Officer
of VCA Antech, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies this quarterly report on Form 10-Q (the “Report”) for the period ended September 30, 2011 of VCA Antech, Inc. (the “Issuer”).

Each of the undersigned, who are the Chief Executive Officer and Chief Financial Officer, respectively, of VCA Antech, Inc., hereby certify that, to the best of each such officer’s knowledge:

(i)	the Report fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: May 10, 2012

/s/ Robert L. Antin
Robert L. Antin
Chairman of the Board, President and Chief Executive Officer

/s/ Tomas W. Fuller
Tomas W. Fuller
Chief Financial Officer, Principal Accounting Officer, and Vice President and Secretary